UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 4, 2018
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 ELEVATE CREDIT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (817) 928-1500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Elevate Credit, Inc. (the "Company"), held on May 4, 2018, the following proposals were voted on by the Company's stockholders, as set forth below:

Proposal 1.	Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
Kenneth E. Rees	30,646,904	598,228	7,445,737
Stephen B. Galasso	30,668,202	576,930	7,445,737
Robert L. Johnson	29,794,620	1,450,512	7,445,737
Each of the director nominees was elected to serve as a director until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Proposal 2.	Ratification of the Appointment of Grant Thornton LLP as the Company's Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstain
38,683,466	7,386	17
The appointment of Grant Thornton LLP as the Company's independent registered public accounting firm was ratified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.
Date:	May 8, 2018	By:	/s/ Christopher Lutes
Christopher Lutes
Chief Financial Officer